EXHIBIT (A)(28)

The voting instructions must be signed, completed and received by the Depositary prior to 10:00 a.m. (New York City time) on April 6, 1999 for action to be taken.


1999 VOTING INSTRUCTIONS            AMERICAN DEPOSITARY SHARES
--------------------------------------------------------------------------------

              EMPRESA NACIONAL DE ELECTRICIDAD S.A. (THE "COMPANY")

ADS CUSIP No.:                      29244T101

ADS Record Date:                    March 8, 1999

Meeting Specifics:                  Extraordinary Shareholders' Meeting - April
                                    8, 1999, 11:00 a.m. (local time) at the
                                    Teatro Teleton, Rosas Street 1531, Santiago,
                                    Chile

Meeting Agenda:                     Please refer to the Company's Notice of
                                    Meeting enclosed.

Depositary:                         Citibank, N.A.

Deposit Agreement                   Deposit Agreement, dated as of August 3,
                                    1994

Deposited Securities:               Shares of Common Stock, without nominal
                                    value of the Company

Custodian:                          Citibank, N.A. - Chile

The undersigned holder, as of the ADS Record Date, of the American Depositary Receipt(s) issued under the Deposit Agreement and evidencing the American Depositary Shares identified on the reverse side hereof (such American Depositary Shares, the "ADSs"), acknowledges receipt of a copy of the Depositary's Notice of Shareholders' Meeting and hereby irrevocably authorizes and directs the Depositary to cause to be voted at the Meetings (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.

--------------------------------------------------------------------------------

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

-----------------------------------------------------------------------------------------------------------

                           ISSUE                                   FOR           AGAINST         ABSTAIN
                           -----                                   ---           -------         -------
            EXTRAORDINARY SHAREHOLDERS' MEETING

1.       Approval to modify the maximum shareholding               [ ]             [ ]              [ ]
         concentration limit set forth in Article 5 bis of
         the Company's bylaws from 26% to 65% by replacing
         the number "26" in the present text of Article 5
         bis of the Company's bylaws with the number "65",
         and also replacing the concentration factor of "1"
         contained in that Article by the number "0.6", in
         accordance with the requirements of DL 3,500, and
         incorporating other modifications to the bylaws
         that are necessary for providing coherence to this
         change.

2.       Approval of the adoption of the necessary                 [ ]             [ ]              [ ]
         agreements to implement the bylaw amendments
         stated above.

-----------------------------------------------------------------------------------------------------------


If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "ABSTAIN" the unmarked issue.

--------------------------------------------------------------------------------

Please sign your name to the Voting Instructions exactly as printed below. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting instructions executed by a corporation should be in full corporate name by a duly authorized officer with full title as such.

--------------------------------------------------------------------------------

                  Please Sign Here exactly as your name(s) appear(s) to the left

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                  Dated:
                        --------------------------------------------------------
                  When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title.

[ENDESA LOGO]


                       EXTRAORDINARY SHAREHOLDERS' MEETING
                       -----------------------------------

         In accordance with Articles 9 and 10 of Law No. 18,045, please be informed that the Board of Directors has called an Extraordinary Meeting of Shareholders to be held on April 8, 1999 at 11:00 a.m. in the Teatro Teleton, Rosas 1531, Santiago. On February 26, 1999, the Board of Directors originally announced an Extraordinary Meeting of Shareholders to be held on April 6, 1999. On March 5, 1999, the Board of Directors announced the date of such meeting was changed to April 8, 1999. The meeting has been called to vote on the following matters:

1. Modification of the maximum shareholding concentration limit set forth in Article 5 bis of the company's bylaws from 26% to 65% by replacing the number "26" in the present text of Article 5 bis of the Company's bylaws with the number "65, and also replacing the concentration factor of "1" contained in that Article by the number "0.6", in accordance with the requirements of DL 3,500, and incorporating other modifications to the bylaws that are necessary to implement this change.

2. Adoption of the necessary agreement to implement the bylaw amendments stated above.